Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of CVR Partners, LP of our report dated March 16, 2015 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Rentech Nitrogen Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

January 12, 2016